                                                                   EXHIBIT 10.18


                AMENDED AND RESTATED INTER-COMPANY LOAN AGREEMENT


        This Amended and Restated Inter-Company Loan Agreement (this "AGREEMENT") is made and entered into effective as of June 1, 1999 (the "EFFECTIVE DATE") by and between Ocular Sciences, Inc., a Delaware corporation ("OSI"), and Precision Lens Manufacturing & Technology, Inc., a Barbados corporation ("PLMT"), and replaces and supersedes in its entirety that certain Inter-Company Loan Agreement dated as of March 1, 1999 (the "ORIGINAL DATE") by and between OSI and PLMT.

                                    RECITALS

        WHEREAS, on March 1, 1999 PLMT entered into an Inter-Company Loan Agreement providing for the loan of up to $20,000,000 from OSI to PLMT and PLMT executed and delivered to OSI a Revolving Secured Promissory Note in the principal sum of $20,000,000 (the "ORIGINAL NOTE");

        WHEREAS, PLMT now wishes to borrow up to an additional $70,000,000 from OSI, its parent corporation, from time to time, on and subject to the terms and conditions contained in this Agreement;

        WHEREAS, OSI is willing to provide loans of up to an aggregate of $90,000,000 to PLMT from time to time, on and subject to the terms and conditions contained in this Agreement;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, OSI and PLMT hereby agree as follows:

        1. CERTAIN DEFINITIONS. As used herein:

                1.1 BUSINESS DAY. The term "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks in San Mateo County, California are authorized or required by law to close.

                1.2 LOAN DOCUMENTS. The term "LOAN DOCUMENTS" means, collectively, this Agreement, the Replacement Note (as defined below) executed and delivered pursuant hereto and any other documents executed or delivered by OSI or PLMT pursuant to this Agreement or in connection with any Loan (as defined below).

                1.3 LOAN PERIOD. The term "LOAN PERIOD" means that period of time beginning on the Original Date and ending on the Maturity Date.

                1.4 MATURITY DATE. The term "MATURITY DATE" means that date which is the earlier to occur of: (a) March 1, 2004; (b) the sale of all or substantially all the assets of PLMT; (c) the merger or consolidation of PLMT with or into another company or other reorganization of PLMT following which the shareholders of PLMT immediately prior to such transaction do not own at least 51% of the company emerging as the survivor or parent company in such transaction; (d) the date the OSI Loan Facility (as defined in Section 2.1) is terminated pursuant to Section 5.2(a); (e) the date on which OSI declares the entire unpaid principal amount and all accrued interest on an outstanding Note immediately due and payable in full pursuant to the terms of such Note or under
Section 5.2(b), or such amount otherwise becomes immediately due and payable in full; or (f) the date on which OSI and PLMT mutually agree to terminate this Agreement.

        2. AMOUNT AND TERMS OF LOAN.

                2.1 OSI LOAN FACILITY. Subject to all the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of PLMT set forth in this Agreement, OSI agrees to make loans of funds to PLMT, in each case subject to the sole discretion of OSI, during the Loan Period on a revolving basis (such loans being collectively hereinafter referred to as "LOANS" and each individually as a "LOAN"), in an aggregate cumulative total principal amount outstanding at any one time not to exceed Ninety Million Dollars (US$90,000,000). Loans may be requested and drawn down by PLMT as and when PLMT needs such sums for general corporate purposes upon two (2) Business Days written notice to OSI. OSI in its sole discretion, for any reason or no reason and without liability to PLMT, may refuse to provide one or more Loans requested by PLMT. OSI's obligation to consider requests for Loans to PLMT under this Agreement is referred to as the "OSI LOAN FACILITY". PLMT's indebtedness to OSI for Loans advanced by OSI under this Agreement will be evidenced by a Promissory Note of PLMT in the form attached hereto as Exhibit "A" (the "REPLACEMENT NOTE").

                2.3 MATURITY. Unless payment thereof is accelerated or otherwise becomes due earlier under the terms of this Agreement (including but not limited to the provisions of Section 5.2), the unpaid principal amount of all Loans and all unpaid interest accrued thereon, together with any other fees, expenses or costs incurred in connection therewith, will be immediately due and payable to OSI in full on the earlier of the Maturity Date or the Payment Date set forth in the Replacement Note.

                2.4 CANCELING OR REDUCING LOAN FACILITY. Upon ten (10) calendar days written notice to PLMT, OSI may cancel the OSI Loan Facility or reduce the amount of the OSI Loan Facility. Upon OSI providing a notice electing to cancel the amount of the OSI Loan Facility made available to PLMT hereunder, the Replacement Note shall be deemed automatically converted, without further action required on the part of either party hereto, into a non-revolving fixed promissory note, due on the Payment Date set forth in such Replacement Note, in a principal amount equal to then aggregate principal amount of all Loans outstanding under such Replacement Note plus accrued interest thereon, and will bear interest from such date forward at the rate specified in such Replacement Note, and no further Loans will be made by

OSI to PLMT under such Replacement Note or this Agreement. Upon OSI providing a notice electing to reduce the amount of the OSI Loan Facility made available to PLMT hereunder, the Replacement Note shall be deemed automatically converted, without further action required on the part of either party hereto, into a promissory note, due on the Payment Date set forth in such Replacement Note, in a principal amount equal to the amount to which the OSI Loan Facility is so reduced and all other terms of the Replacement Note shall remain unchanged.

                2.5 PAYMENT OF AMOUNTS OWING; OFFSET. Upon the earliest to occur of the Payment Date set forth in the Replacement Note or the Maturity Date specified in this Agreement, OSI shall provide PLMT written notice of the aggregate amount of principal and accrued interest owing to OSI by PLMT as of such date under the Replacement Note and this Agreement and such amounts shall be offset against any amounts then owing by OSI to PLMT, if any, and the net amount owing to OSI shall be immediately due and payable by PLMT.

        3. REPRESENTATIONS AND WARRANTIES OF PLMT. PLMT hereby represents and warrants to OSI that:

                3.1 ORGANIZATION AND STANDING. PLMT is a corporation duly organized, validly existing and in good standing under the laws of Barbados, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted and as proposed to be conducted.

                3.2 AUTHORIZATION. All corporate action on the part of PLMT and its officers, directors and shareholders that is necessary for the authorization, execution, delivery and performance of each of the Loan Documents by PLMT has been taken; and each of the Loan Documents constitutes valid and legally binding obligations of PLMT, enforceable in accordance with their terms.

        4. REPRESENTATIONS AND WARRANTIES OF OSI. OSI hereby represents and warrants to PLMT that:

                4.1 ORGANIZATION AND STANDING. OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted and as proposed to be conducted.

                4.2 AUTHORIZATION. All corporate action on the part of OSI and its officers, directors and shareholders that is necessary for the authorization, execution, delivery and performance of each of the Loan Documents by OSI has been taken; and each of the Loan Documents constitutes valid and legally binding obligations of OSI, enforceable in accordance with their terms.

        5. EVENTS OF DEFAULT OF BORROWER.

                5.1 EVENTS OF DEFAULT. The occurrence of any of the following events will constitute an "EVENT OF DEFAULT" under this Agreement and the applicable Replacement Note:

                        (a) PLMT fails to pay any principal or any accrued interest under any Replacement Note or any Loan when the same is due and payable, or fails to pay any amount of principal or accrued interest due under the Replacement Note or any Loan on the Payment Date or Maturity Date therefor, and such failure to pay is not cured by PLMT within two (2) Business Days after OSI gives written notice of such failure to pay to PLMT; or

                        (b) PLMT is in default under any other agreement, note or instrument pursuant to which PLMT has borrowed money from OSI; or

                        (c) PLMT is in default with respect to any agreement or other evidence of indebtedness or liability for borrowed money if the effect of such default is to (i) to accelerate the maturity of such indebtedness or liability or to require the prepayment thereof, or (ii) to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof;

                        (d) PLMT becomes insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee otherwise is appointed and is not discharged within thirty (30) calendar days after such appointment;

                        (e) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors are instituted by or against PLMT, or any order, judgment or decree is entered against PLMT decreeing its dissolution or liquidation; provided, however, with respect to an involuntary petition in bankruptcy, such petition is not dismissed within thirty (30) days after the filing of such petition;

                        (f) a court order or judgment for the payment of money in excess of US$500,000 is entered against PLMT; or

                        (g) the assets of PLMT are seized by or surrendered to any governmental entity.

                5.2 REMEDIES OF OSI. Upon and after the occurrence of any Event of Default, OSI will have no further obligation to make any Loan or Loans to PLMT, and in addition, at OSI's sole option by written notice to PLMT, OSI may take any one or more of the following actions:

                        (a) OSI may immediately terminate the Loan Facility it provides hereunder and all other liabilities and obligations of OSI under this Agreement, without affecting OSI's rights under this Agreement and the Replacement Note; and

                        (b) OSI may declare the entire principal amount of and all accrued interest on the Replacement Note and all Loans immediately due and payable in full, whereupon such amounts will immediately be due and payable in full, provided that in the case of an Event of Default listed in paragraph (d), (e) or (g) of Section 5.1, the principal and interest will immediately become due and payable without the requirement of any notice or other action by OSI; and

                        (c) Exercise all rights and remedies granted under the Loan Documents or otherwise available to OSI at law or in equity.

        6. SECURITY INTEREST.

                6.1 GRANT OF SECURITY INTEREST. PLMT hereby grants OSI a present and continuing security interest in all of PLMT's right, title and interest in and to and arising under that certain contract with Arthur D. Little, Inc. dated August 17, 1995, as amended, regarding the contact lens automation project.

                6.2 FURTHER ASSURANCES. PLMT hereby covenants and agrees to take all steps and execute and file all documents requested by OSI to document, evidence and perfect such security interest in favor of OSI.

        7. MISCELLANEOUS.

                7.1 ENTIRE AGREEMENT. This Agreement and the Replacement Note and schedules attached thereto constitute the entire agreement and understanding among the parties with respect to the subject matter thereof and supersede any prior understandings or agreements of the parties with respect to such subject matter. The Replacement Note replaces and supersedes in its entirety the Original Note, which is deemed canceled.

                7.2 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely in, such state, without reference to that body of law relating to conflicts of law or choice of law.

                7.3 MODIFICATION; WAIVER. This Agreement may be modified or amended only by a writing signed by both parties hereto. No waiver or consent with respect to this Agreement will be binding unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between OSI and PLMT will operate as a waiver or modification of any party's rights under this Agreement or any other Loan Document. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

                7.4 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies of OSI herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

                7.5 NOTICES. Any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery, upon confirmed transmission by telecopy or email, or three
(3) days following deposit with the United States Post Office, postage prepaid, addressed:

                      To OSI:

                      475 Eccles Avenue
                      So. San Francisco, CA 94080
                      Attention: Chief Financial Officer

                      To PLMT:

                      c/o KPMG
                      Chartered Accountants
                      Hastings Christ Church
                      Barbados
                      Attention: General Manager


or at such other address as such party may specify by written notice given in accordance with this Section.

                7.7 SEVERABILITY. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction will not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and will not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

                7.7 ATTORNEYS' FEES. If any party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Agreement, any Note or any other Loan Document, then the prevailing party in said action will be entitled to recover its reasonable attorneys' fees and court costs incurred therein.

                7.8 SUCCESSORS AND ASSIGNS. This Agreement, and its rights and obligations hereunder, may be transferred and assigned by OSI to any entity which is controlled by, which controls, or is under common control with OSI. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that this Agreement may not be transferred, assigned or delegated by PLMT, whether by voluntary assignment or operation of law, without the prior written consent of OSI.

                7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.


OCULAR SCIENCES, INC.                              PRECISION LENS MANUFACTURING & TECHNOLOGY, INC.
Name: /s/ Gregory E. Lichtwardt                    Name: /s/ Fernando Vazquez
     -----------------------------------------          ------------------------------------------
By: Gregory E. Lichtwardt                          By: Fernando Vazquez
   -------------------------------------------        --------------------------------------------
Title: Vice President, Chief Financial Officer     Title: Director
      ----------------------------------------           -----------------------------------------
Executed at: South San Francisco, CA               Executed at: Rex Halcyon Cove, Antigua
            ----------------------------------                 -----------------------------------


ATTACHMENTS:

Exhibit A - PLMT Revolving Secured Promissory Note - $90,000,000


                               [SIGNATURE PAGE TO
               AMENDED AND RESTATED INTER-COMPANY LOAN AGREEMENT]